UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)    November 17, 2010

Sitesearch Corporation
(Exact name of registrant as specified in charter)

Nevada	333-155043	20-5422795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 799-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 17, 2010, the Registrant executed a Share Exchange Agreement (the “Agreement”) with Direct ROI, LLC and Flying Change, Inc. (collectively “DRF”), and the security holders of DRF pursuant to which the Registrant will exchange an aggregate of 3,178,669,980 shares of its fully paid and non-assessable unregistered common stock for all of the DRF outstanding securities. The transaction is expected to close on or about November 30, 2010.

The Agreement provides that on the closing date John Ayers will be elected a director.  The executive officers of the Registrant on the Closing Date will be John Ayers, Chairman of the Board of Directors and Jeffrey Peterson, CEO.

The Registrant agreed, within 90 days of the closing date to seek shareholder approval to increase its authorized common stock to five billion shares, change its name to Leaplab Corp. and reverse split its common stock (the “Reverse Split”) on the basis of one share for each 100 shares outstanding.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Financial Statements for DRF will be filed within 60 days from the date hereof.

(d)  Exhibits

10.1	Agreement Concerning the Exchange of Securities between Sitesearch Corporation and the DRF Security Holders, dated November 17, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitesearch Corporation (Registrant)
Date: November 19, 2010	By:	/s/ Jeffrey S. Peterson
Jeffrey S. Peterson
Chairman of the Board